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                                                                    EXHIBIT 10.2


                              CALIBER SYSTEM, INC.

                   NONEMPLOYEE DIRECTORS' STOCK RETAINER PLAN

                                    ARTICLE I

                                     PURPOSE

         The purpose of the Caliber System, Inc. Nonemployee Directors' Stock Retainer Plan is to promote the interests of Caliber System, Inc. and its shareholders by attracting and retaining nonemployee Directors capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's shareholders.


                                   ARTICLE II

                                   DEFINITIONS

         For purposes of the Plan, the following words and phrases shall have the meanings indicated:

         2.1 Annual Meeting means an annual meeting of shareholders of the Company.

         2.2      Board means the Board of Directors of the Company.

         2.3 Company means Caliber System, Inc., an Ohio corporation, and any successor thereto.

         2.4 Nonemployee Director means a member of the Board who is not employed by the Company or any of its subsidiaries.

         2.5 Retainer means the portion of a Nonemployee Director's annual compensation that is payable without regard to the number of Board or committee meetings attended or committee positions.

         2.6 Shares means shares of common stock, without par value, of the Company.


                                   ARTICLE III

                       EFFECTIVE DATE AND TERM OF THE PLAN

         The Plan shall become effective only if it is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the Annual Meeting of the Company's shareholders to be held on May 8,1996 or at any adjournment thereof and, if so approved, shall be effective from the date approved. The term during which Shares shall be granted under the Plan shall expire on December 31, 2006.
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                                   ARTICLE IV

                           SHARES AVAILABLE FOR GRANTS

         The Shares which may be granted to Nonemployee Directors shall not exceed in the aggregate 50,000 shares.


                                    ARTICLE V

                             RETAINER PAID IN SHARES

         5.1 Each Nonemployee Director elected or re-elected to the Board at the 1996 Annual Meeting and each Annual Meeting thereafter shall be granted, in consideration of such election or re-election, a Retainer of 900 Shares.

         5.2 Each Nonemployee Director elected to the Board after the 1996 Annual Meeting, at other than an Annual Meeting, shall be granted, in consideration of such election, effective as of the date of such election, a pro rata portion of a retainer of 900 shares, based on the portion of the year (expressed in days based on a 365 day year) such Nonemployee Director will serve prior to the next Annual Meeting, rounded down to the nearest whole Share.

         5.3 None of the Shares granted under this Plan shall be subject to forfeiture upon the termination of a Nonemployee Director's service prior to completion of his or her term.

         5.4 The Shares granted under the Plan may be treasury shares or newly-issued shares. The obligation of the Company to deliver Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed necessary or appropriate by the Company, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. This obligation shall also be subject to the condition that any Shares reserved for issuance under the Plan shall have been duly listed on the New York Stock Exchange.


                                   ARTICLE VI

                                   ADJUSTMENTS

         6.1 The number and kind of Shares which shall be automatically granted to each Nonemployee Director under Article V of the Plan shall be automatically adjusted to prevent dilution or enlargement of the rights of Nonemployee Directors in the event of any changes in the number or kind of outstanding Shares resulting from a merger, recapitalization, stock exchange, stock split, stock dividend, other extraordinary dividend or distribution, corporate

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division or other change in the Company's corporate or capital structure.


                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Amendment. The Board may at any time amend, suspend or terminate any or all of the provisions of the Plan at any time.

         7.2 Retention of Powers. Nothing contained herein shall prevent the directors of the Company from exercising those powers granted to them by law, the Company's Articles of Incorporation, or Restated Amended Code of Regulations, or otherwise to set the compensation of directors from time to time.

         7.3 Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Ohio and applicable Federal law.

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